FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Third Quarter 2025 Results
- Infrastructure: DBM Global delivers robust revenue growth, reinforcing market leadership -
- Life Sciences: MediBeacon received regulatory approval to sell the Transdermal GFR System in China -
- Spectrum: New network launches underway; Fourth quarter advertising sales showing early signs of recovery -
NEW YORK, NY, November 12, 2025 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the third quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase / (Decrease)
Revenue	$347.1	$242.2	43.3%	$863.3	$870.5	(0.8)%
Net loss attributable to common stockholders and participating preferred stockholders	$(9.4)	$(15.3)	38.6%	$(56.2)	$(18.9)	(197.4)%
Basic and Diluted loss per share attributable to common stockholders	$(0.71)	$(1.18)	39.8%	$(4.27)	$(1.69)	(152.7)%
Total Adjusted EBITDA(1)	$19.8	$16.8	17.9%	$42.7	$56.3	(24.2)%
(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary

"INNOVATE built on the momentum from the first half of the year, delivering steady execution and progress across all of our operating segments," said Avie Glazer, Chairman of INNOVATE. "We remain focused on advancing our strategic priorities, strengthening our balance sheet, and position each of our businesses for long-term value creation. In Infrastructure, adjusted backlog grew to $1.6 billion this quarter, supported by a growing pipeline of high-quality projects and disciplined operational execution. Turning to Life Sciences, we continue to see positive momentum. Of note, MediBeacon received regulatory approval to sell the Transdermal GFR System in China. Additionally, R2 remains on a strong growth trajectory and has continued commercial applications. Lastly, despite the headwinds in the over-the-air broadcast marketplace with Spectrum, we are excited about several new network launches and emerging opportunities in datacasting."

"We're making solid progress across INNOVATE as we stay focused on delivering value to our shareholders," said Paul Voigt, Interim CEO of INNOVATE. "DBM Global's strong year-to-date revenue and robust backlog showcases their disciplined execution and ability to secure complex projects. MediBeacon's regulatory approval to sell their product in China is a major milestone that broadens the scope of our addressable market. Hitting these milestones, coupled with our disciplined cost management, places INNOVATE in a strong position to execute on our strategy."

Third Quarter 2025 and Recent Highlights
•In August 2025, INNOVATE closed on a series of previously announced indebtedness refinancing transactions (the “Refinancing Transactions”) that, among other things, extended the Company's debt maturities.
◦The Refinancing Transactions included (i) the closings of an exchange offer and consent solicitation with respect to the Company’s senior secured notes, (ii) privately negotiated exchanges of certain of the Company's convertible senior notes, (iii) amendment and extension of the Company’s 2020 Revolving Credit Agreement, (iv) amendment and extension of the Company's Continental General Insurance Company (“CGIC”) note, as well as the exchange of a portion of the Company's preferred stock held by CGIC in exchange for increasing the principal amount of that note, (v) amendment and extension of the Spectrum segment notes, and (vi) amendment and extension of the R2 Technologies, Inc. (“R2”) note.
◦Pursuant to the terms of the Company's 10.50% 2027 Senior Secured Notes issued as part of the Refinancing Transactions, the Company is required to meet certain milestones. As the September 1, 2025 milestone was not reached by the required date, the Company is required to, and has accordingly, initiated a sales process for DBM Global (“DBMG”) and is in compliance with the milestone covenants requirements.
◦Pursuant to the terms of the side letter entered into in connection with the amendment and extension of Spectrum's 8.50% and 11.45% notes as part of the Refinancing Transactions, the Company is required to meet certain milestones. As the November 1, 2025 milestone was not met by the required date, the Company is required to, and has accordingly, initiated a strategic process for HC2 Broadcasting Holdings Inc. and is in compliance with the milestone covenants requirements.
Infrastructure
•DBMG reported third quarter 2025 revenue of $338.4 million, an increase of 45.4%, compared to $232.8 million in the prior year quarter. Net income attributable to INNOVATE was $8.8 million, compared to $6.2 million for the prior year quarter. Adjusted EBITDA increased to $23.5 million from $20.9 million in the prior year quarter.
•DBMG reported gross margin of 13.6% in the third quarter, a compression of approximately 510 basis points year-over-year and Adjusted EBITDA margin of 6.9% in the third quarter, a compression of approximately 200 basis points year-over-year.
•DBMG’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.5 billion and $1.6 billion respectively, as of September 30, 2025, compared to reported and adjusted backlog of $1.0 billion and $1.1 billion, respectively, as of December 31, 2024.
•Added $431 million to adjusted backlog, which takes into consideration awarded but not yet signed contracts, for two newly awarded projects since the end of the third quarter.
Life Sciences
•MediBeacon received full regulatory approval from China's National Medical Products Administration (“NMPA”) following its October approval of the Lumitrace® (relmapirazin) injection, categorized as a drug in China. This marks a significant milestone following the February approval of the MediBeacon® Transdermal GFR System (“TGFR”) Monitor and TGFR Sensor.
•MediBeacon expects its TGFR to be available for sale in China before the end of the year.
•R2 reported third quarter 2025 revenue of $3.1 million, a 3.3% increase compared to $3.0 million in the prior year quarter.
•R2's gross worldwide system unit sales grew 39.8% in the third quarter of 2025 compared to the prior year quarter.
•R2 amended and restated its senior secured promissory note with Lancer Capital, to, among other things, extend the maturity to August 1, 2026. The amended R2 Note has an interest rate of 12% and removed certain exit and default fees. All interest and fees (including a 5% extension fee) accrued through August 4, 2025, were added to the principal amount.

Spectrum
•Broadcasting reported third quarter 2025 revenue of $5.6 million, compared to $6.4 million in the prior year quarter. Net loss attributable to INNOVATE was $5.9 million compared to $5.6 million in the prior year quarter. Adjusted EBITDA was $1.0 million, compared to $1.7 million in the prior year quarter.
•The third quarter saw continued advertising revenue softness and network churn, although fourth quarter advertising sales are starting to pick up in this seasonally strongest quarter.
•Spectrum expands reach with MovieSphereGold, Sports First, and upcoming Black Vision network launch.
•New datacasting initiatives with ATSC 3.0 are underway. With Spectrum's launch of three ATSC 3.0 stations for a large mobile carrier, we are continuing to explore new datacasting commercial opportunities.
•Entered into an amendment with the note holders of Spectrum’s 8.50% and 11.45% notes to, among other things, extend the maturity of such notes to September 30, 2026.
Third Quarter 2025 Financial Highlights
•Revenue: For the third quarter of 2025, INNOVATE's consolidated revenue was $347.1 million, an increase of 43.3%, compared to $242.2 million for the prior year quarter. The increase was driven primarily by our Infrastructure segment, which was partially offset by a decrease at our Spectrum segment. The increase at our Infrastructure segment was primarily driven by the timing and size of projects at DBMG's commercial structural steel fabrication and erection business and a slight increase at Banker Steel, which had increased activity subsequent to the comparable period on certain large commercial construction projects. These increases were partially offset by the industrial maintenance and repair business due to increased activity in the comparable period on certain large commercial construction and industrial maintenance projects that have since been completed. The decrease at our Spectrum segment was primarily driven by the termination of certain customers in the current period and a downturn in the direct response advertising market.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase/(Decrease)
Infrastructure	$338.4	$232.8	$105.6	$836.4	$845.9	$(9.5)
Life Sciences	3.1	3.0	0.1	9.4	5.7	3.7
Spectrum	5.6	6.4	(0.8)	17.5	18.9	(1.4)
Consolidated INNOVATE	$347.1	$242.2	$104.9	$863.3	$870.5	$(7.2)

•Net Loss: For the third quarter of 2025, INNOVATE reported a Net loss attributable to common stockholders and participating preferred stockholders of $9.4 million, or $0.71 per fully diluted share, compared to $15.3 million, or $1.18 per fully diluted share, for the prior year quarter. The decrease in Net loss was primarily driven by a $10.2 million increase in tax benefit, a net increase in gross profit of $1.5 million, and a $0.8 million increase in other operating income, which was partially offset by a net increase in selling, and general and administrative (“SG&A”) expenses of $2.2 million, a $2.2 million increase in interest expense, and a $1.6 million decrease in other income, net. The increase in tax benefit was primarily driven by the impact of projected pre-tax results on the annual effective tax rate including the limitations on the utilization of net operating losses (“NOL”) by INNOVATE's U.S. consolidated group as a result of the Internal Revenue Code Section 382 and the Tax Cuts and Jobs Act's 80 percent limitation on NOLs incurred after 2017. The net increase in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects, which had increased activity subsequent to the comparable period on certain large commercial construction projects, which was partially offset by our Spectrum segment due to the termination of certain customers in the current period and a downturn in the direct response advertising market. The increase in other operating income was primarily driven by our Spectrum segment due to a favorable legal settlement in the current period and unrepeated lease termination settlement costs incurred in the comparable period. The net increase in SG&A was primarily driven by our Non-Operating Corporate segment primarily due to the debt refinancing costs expensed in the current period and an increase in share-based compensation expense related to the vesting and issuance of equity awards to our Interim-CEO, which awards had not yet been vested or granted in the comparable period, which was partially offset by a decrease in SG&A at our Infrastructure segment due to a decrease in compensation-related expenses and consulting fees, and to a lesser extent our Life Sciences segment due to a reduction in compensation-related expenses at Pansend. The net increase in interest expense was primarily driven by our Non-Operating Corporate and Life Sciences segments mainly due to the Refinancing Transactions that closed in the current period. The decrease in other income, net, was primarily driven by an unrepeated $1.9 million gain on debt repurchase at our Non-Operating Corporate segment related to the partial repurchase of the 2026 Convertible Notes in the comparable period and a decrease in interest income at our Life Sciences and Non-Operating Corporate segments.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase / (Decrease)
Infrastructure	$8.8	$6.2	$2.6	$18.9	$31.6	$(12.7)
Life Sciences	(4.6)	(6.0)	1.4	(18.7)	(14.3)	(4.4)
Spectrum	(5.9)	(5.6)	(0.3)	(17.4)	(15.4)	(2.0)
Non-Operating Corporate	(7.2)	(9.6)	2.4	(36.0)	(20.0)	(16.0)
Other and eliminations	—	—	—	—	0.1	(0.1)
Net loss attributable to INNOVATE Corp.	$(8.9)	$(15.0)	6.1	$(53.2)	$(18.0)	$(35.2)
Less: Preferred dividends	0.5	0.3	0.2	3.0	0.9	2.1
Net loss attributable to common stockholders and participating preferred stockholders	$(9.4)	$(15.3)	$5.9	$(56.2)	$(18.9)	$(37.3)

•Adjusted EBITDA: For the third quarter of 2025, Total Adjusted EBITDA was $19.8 million compared to Total Adjusted EBITDA of $16.8 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by our Infrastructure, Non-Operating Corporate and Life Sciences segments, which was partially offset by a decrease at our Spectrum segment. The increase at our Infrastructure segment was primarily driven by the increase in revenue and gross profit at DBMG's commercial structural steel fabrication and erection business, which had increased activity subsequent to the comparable period on certain large commercial construction projects, an improvement in gross profit at Banker steel, and a decrease in recurring SG&A expenses primarily due to a decrease in compensation-related expenses and consulting fees. These increases were partially offset by the decrease in revenue and gross profit at the industrial maintenance and repair business due to increased activity in the comparable period on certain large commercial construction and industrial maintenance projects that have since been completed. The decrease in Adjusted EBITDA losses at our Non-Operating Corporate segment was primarily driven by a decrease in non-refinancing related legal fees due to legal matters settled subsequent to the comparable period, as well as slight decreases in other professional expenses, insurance expense, and employee-related expenses. The decrease in Adjusted EBITDA losses at our Life Sciences segment was primarily driven by a reduction in compensation-related expenses at Pansend. The decrease at our Spectrum segment was driven by the decrease in revenue.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Increase / (Decrease)	2025	2024	Increase/(Decrease)
Infrastructure	$23.5	$20.9	$2.6	$59.5	$71.7	$(12.2)
Life Sciences	(2.6)	(3.0)	0.4	(13.9)	(12.0)	(1.9)
Spectrum	1.0	1.7	(0.7)	3.4	4.8	(1.4)
Non-Operating Corporate	(2.1)	(2.8)	0.7	(6.3)	(8.2)	1.9
Other and eliminations	—	—	—	—	—	—
Total Adjusted EBITDA	$19.8	$16.8	$3.0	$42.7	$56.3	$(13.6)

•Balance Sheet: As of September 30, 2025, INNOVATE had cash and cash equivalents, excluding restricted cash, of $35.5 million compared to $48.8 million as of December 31, 2024. On a stand-alone basis, as of September 30, 2025, our Non-Operating Corporate segment had cash and cash equivalents of $1.9 million compared to $13.8 million as of December 31, 2024.

Conference Call
INNOVATE will host a live conference call to discuss its third quarter 2025 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-704-4453 (Domestic Toll Free) / 1-201-389-0920 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13756160
*Available approximately three hours after the end of the conference call through November 26, 2025.
About INNOVATE
INNOVATE is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-U.S. GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, and asset impairment expense; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; realignment and exit costs; debt refinancing costs; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, “forward-looking statements.” Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBMG and the Infrastructure segment, anticipated success from the continued sale of new products in the Life Sciences segment, expectations for advertising revenue growth, new technologies, networks and stations, and potential commercial opportunities in datacasting in the Spectrum segment, our ability to remain in compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our ability to continue operating as a going concern; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in steel and transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; and the possibility of indemnification claims arising out of divestitures of businesses.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$347.1	$242.2	$863.3	$870.5
Cost of revenue	297.4	194.0	722.5	708.1
Gross profit	49.7	48.2	140.8	162.4
Operating expenses:
Selling, general and administrative	39.6	37.4	112.5	119.8
Depreciation and amortization	4.3	4.4	13.1	13.2
Other operating (income) loss	(0.3)	0.5	0.8	(8.1)
Income from operations	6.1	5.9	14.4	37.5
Other (expense) income:
Interest expense	(23.4)	(21.2)	(65.0)	(54.9)
Loss from equity investees	—	—	(5.9)	(2.3)
Other income, net	0.6	2.2	4.3	1.2
Loss from operations before income taxes	(16.7)	(13.1)	(52.2)	(18.5)
Income tax benefit (expense)	7.1	(3.1)	(4.2)	(3.9)
Net loss	(9.6)	(16.2)	(56.4)	(22.4)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	0.7	1.2	3.2	4.4
Net loss attributable to INNOVATE Corp.	(8.9)	(15.0)	(53.2)	(18.0)
Less: Preferred dividends	0.5	0.3	3.0	0.9
Net loss attributable to common stockholders and participating preferred stockholders	$(9.4)	$(15.3)	$(56.2)	$(18.9)

Loss per common share - basic and diluted	$(0.71)	$(1.18)	$(4.27)	$(1.69)

Weighted-average common shares outstanding - basic and diluted	13,264,799	12,966,322	13,176,043	9,928,679

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$35.5	$48.8
Accounts receivable, net	265.6	194.0
Contract assets	80.8	106.3
Inventory	18.1	20.8
Other current assets	20.6	21.0
Total current assets	420.6	390.9
Investments	1.8	3.6
Deferred tax asset	1.6	1.6
Property, plant and equipment, net	134.4	133.6
Goodwill	126.9	126.7
Intangibles, net	167.0	172.4
Other assets	60.9	62.3
Total assets	$913.2	$891.1
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$99.9	$84.8
Accrued liabilities	110.1	109.7
Current portion of debt obligations	571.8	162.2
Contract liabilities	175.5	109.1
Other current liabilities	17.0	17.2
Total current liabilities	974.3	483.0
Deferred tax liability	4.3	4.4
Debt obligations	97.3	500.6
Other liabilities	45.0	46.8
Total liabilities	1,120.9	1,034.8
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	9.1	16.1
Shares authorized: 20,000,000; Shares issued and outstanding: 6,125 of Series A-3; 1,937 and 10,000 of Series A-4, respectively.
Redeemable non-controlling interest	(0.9)	(0.5)
Total temporary equity	8.2	15.6
Stockholders’ deficit
Common stock, $0.001 par value	—	—
Shares authorized: 250,000,000
Shares issued: 13,818,904 and 13,410,179, respectively
Shares outstanding: 13,655,062 and 13,261,379, respectively
Additional paid-in capital	349.8	350.1
Treasury stock, at cost: 163,842 and 148,800 shares, respectively	(5.6)	(5.4)
Accumulated deficit	(575.1)	(521.9)
Accumulated other comprehensive loss	(2.4)	(3.2)
Total INNOVATE Corp. stockholders’ deficit	(233.3)	(180.4)
Non-controlling interest	17.4	21.1
Total stockholders’ deficit	(215.9)	(159.3)
Total liabilities, temporary equity and stockholders’ deficit	$913.2	$891.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Three Months Ended September 30, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$8.8	$(4.6)	$(5.9)	$(7.2)	$—	$(8.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.0	0.1	1.2	—	—	4.3
Depreciation and amortization (included in cost of revenue)	3.2	—	—	—	—	3.2
Other operating loss (income)	0.1	—	(0.4)	—	—	(0.3)
Interest expense	2.4	3.1	3.8	14.1	—	23.4
Other (income) expense, net	(0.5)	(0.1)	2.4	(2.4)	—	(0.6)
Income tax expense (benefit)	4.4	—	—	(11.5)	—	(7.1)
Non-controlling interest	0.9	(1.2)	(0.4)	—	—	(0.7)
Share-based compensation expense	—	0.1	—	0.6	—	0.7
Realignment and exit costs	1.2	—	0.1	—	—	1.3
Debt refinancing costs	—	—	0.2	4.3	—	4.5
Adjusted EBITDA	$23.5	$(2.6)	$1.0	$(2.1)	$—	$19.8

(in millions)	Three Months Ended September 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$6.2	$(6.0)	$(5.6)	$(9.6)	$—	$(15.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.0	0.1	1.3	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.7	—	—	—	—	3.7
Other operating loss	0.1	—	0.4	—	—	0.5
Interest expense	3.0	4.5	3.8	9.9	—	21.2
Other expense (income), net	0.3	(0.5)	2.2	(4.2)	—	(2.2)
Income tax expense	2.3	—	—	0.8	—	3.1
Non-controlling interest	0.6	(1.3)	(0.5)	—	—	(1.2)
Share-based compensation expense	—	0.1	—	0.2	—	0.3
Realignment and exit costs	1.4	—	—	—	—	1.4
Acquisition and disposition costs	0.3	0.1	0.1	0.1	—	0.6
Adjusted EBITDA	$20.9	$(3.0)	$1.7	$(2.8)	$—	$16.8

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Nine Months Ended September 30, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$18.9	$(18.7)	$(17.4)	$(36.0)	$—	$(53.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	9.2	0.3	3.6	—	—	13.1
Depreciation and amortization (included in cost of revenue)	9.7	—	—	—	—	9.7
Other operating loss (income)	1.2	—	(0.4)	—	—	0.8
Interest expense	6.9	12.8	11.4	33.9	—	65.0
Other (income) expense, net	(0.8)	(4.6)	6.9	(5.8)	—	(4.3)
Income tax expense (benefit)	8.8	—	—	(4.6)	—	4.2
Non-controlling interest	1.9	(4.0)	(1.1)	—	—	(3.2)
Share-based compensation expense	—	0.3	—	1.9	—	2.2
Realignment and exit costs	3.6	—	0.2	—	—	3.8
Debt refinancing costs	0.1	—	0.2	4.3	—	4.6
Adjusted EBITDA	$59.5	$(13.9)	$3.4	$(6.3)	$—	$42.7

(in millions)	Nine Months Ended September 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$31.6	$(14.3)	$(15.4)	$(20.0)	$0.1	$(18.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	8.9	0.3	3.9	0.1	—	13.2
Depreciation and amortization (included in cost of revenue)	11.5	0.1	—	—	—	11.6
Other operating (income) loss	(8.8)	—	0.5	0.2	—	(8.1)
Interest expense	7.7	6.4	10.6	30.2	—	54.9
Other (income) expense, net	(0.8)	1.2	6.3	(7.8)	(0.1)	(1.2)
Income tax expense (benefit)	15.7	—	—	(11.8)	—	3.9
Non-controlling interest	3.0	(6.1)	(1.3)	—	—	(4.4)
Share-based compensation expense	—	0.3	—	0.8	—	1.1
Realignment and exit costs	2.6	—	—	—	—	2.6
Acquisition and disposition costs	0.3	0.1	0.2	0.1	—	0.7
Adjusted EBITDA	$71.7	$(12.0)	$4.8	$(8.2)	$—	$56.3